Exhibit 10.9

QWEST

NONQUALIFIED PENSION PLAN

Amended and Restated Effective as of January 1, 2001

QWEST

NONQUALIFIED PENSION PLAN

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ARTICLE VI	PRE-RETIREMENT DEATH BENEFITS		16

	6.1	Death of Participant Prior to Annuity Starting Date Under the Pension Plan	16
	6.2	Death of Participant after Annuity Starting Date under the Pension Plan but Prior to Commencement Date under the Nonqualified Plan	17
	6.3	No Election of Beneficiary or Form of Payment	17

ARTICLE VII	ANCILLARY DEATH BENEFITS		18

	7.1	Eligibility for Death Benefits	18
	7.2	Amount of Death Benefits	18
	7.3	Method of Payment	19
	7.4	Claims	19

ARTICLE VIII	DISABILITY BENEFITS		20

	8.1	Eligibility for Disability Benefit	20
	8.2	Amount of Disability Benefit	20
	8.3	Method of Payment	20

ARTICLE IX	ADMINISTRATION		20

	9.1	Administrator Responsibility	20
	9.2	Claims Procedure	21
	9.3	Review of Administrator Decisions	21
	9.4	Delegation of Responsibilities	21
	9.5	Other Provisions	21

ARTICLE X	GENERAL PROVISIONS		21

	10.1	Rights to Benefit	21
	10.2	Source of Payments	22
	10.3	Forfeiture of Benefits	22
	10.4	Assignment or Alienation	23
	10.5	Determination of Eligibility	23
	10.6	Payments to Others	23
	10.7	No Guarantee of Employment	23
	10.8	Nature of Benefits	24
	10.9	Plan Amendment and Termination	24
	10.10	Change in Control	24
	10.11	Gender and Number	27
	10.12	Governing Law	27

SIGNATURE PAGE			27

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Qwest Nonqualified Pension Plan

As Amended and Restated Effective as of January 1, 2001

PREAMBLE

U S WEST, Inc., a Delaware corporation (“Old U S WEST”), established the U S WEST Senior Management Non-Qualified Pension Plan (the “Nonqualified Plan” or “Plan”) effective January 1, 1984 to restore to certain of its executives and to the executives of certain of its subsidiaries various pension benefits that cannot be paid from the Qwest Pension Plan, formerly the U S WEST Pension Plan (the “Pension Plan”). Effective January 1, 1988, the Plan was amended, restated, and renamed the U S WEST Executive Non-Qualified Pension Plan. The Plan was amended and restated effective January 1, 1997 and renamed the U S WEST Nonqualified Pension Plan, and was again restated effective January 1, 1999.

Effective on or about June 30, 2000, U S WEST merged into Qwest Communications International Inc. (“Qwest”) and Qwest became the plan sponsor and the Company (but not a Participating Company until January 1, 2001). In this document, the Company again amends and restates the Plan, effective January 1, 2001 and renames it the Qwest Nonqualified Pension Plan.

Except as otherwise provided herein, the provisions of this Nonqualified Plan apply solely to an Employee of a Participating Company whose employment terminates on or after January 1, 2001. If an Employee’s employment terminates prior to January 1, 2001, that Employee is entitled to benefits under the Nonqualified Plan as it existed on the date of the Employee’s termination of employment.

ARTICLE I

DEFINITIONS

Capitalized terms in this Nonqualified Plan which are also defined in the Pension Plan shall have the meaning set forth in the Pension Plan, unless otherwise provided below:

1.1 “Administrator” shall mean the Executive Vice President-Human Resources, Qwest Communications Corporation or his or her successor or delegate.

1.2 “Beneficiary” shall mean, as the context warrants, (i) the contingent annuitant designated by a Participant with respect to a pension benefit hereunder, (ii) the beneficiary set forth in Article VI with respect to a pre-retirement death benefit payable in Article VI, (iii) the person or persons designated to receive any unpaid Installments after the Participant’s death, or (iv) the beneficiary set forth in Section 7.3 with respect to the ancillary benefits payable under Article VII.

1.3 “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

1.4 “Commencement Date” as defined in Section 3.1.

1.5 “Company” shall mean Qwest Communications International Inc., any successor company and any subsidiaries participating the Pension Plan. Prior to June 30, 2000, it meant U S WEST, Inc., which was merged into the Qwest controlled group.

1.6 “Compensation” shall mean compensation as defined in Section 1.10 of the Pension Plan without regard to Subsections (d) and (e) thereof (the provisions implementing section 401(a)(17) of the Code), plus the following:

(a) Compensation deferred under the Qwest Deferred Compensation Plan for a Plan Year (excluding any amounts deferred or payable pursuant to any incentive plan of the Company), prorated to one-twelfth (1/12) and spread evenly over the months for the Plan Year of the deferral;

(b) Prior to 2001, the amount of any Short Term Incentive Awards paid with respect to a Plan Year, prorated to one-twelfth (1/12) and spread evenly over the twelve months of the Plan Year during which the Short Term Incentive Awards were earned (provided that in the case of any Short-Term Incentive Award paid for 2000, such amount shall be spread evenly over the first six months of 2000); and

(c) The value of Company common stock (without regard to its restricted status on the date of grant) paid as an award under a plan that provides for awards in the form of Company common stock in lieu of cash and that has been approved by the shareholders of the Company, provided that such award is designated by the Administrator as Compensation under this Nonqualified Plan. In all cases, such awards shall be valued for purposes of this Nonqualified Plan as of the date of the award.

1.7 “Installments” shall mean a form of benefit in which a Participant’s benefit under this Plan is paid in a fixed number of annual installments, not to exceed ten, elected by the Participant in accordance with procedures established by the Administrator.

1.8 “Nonqualified Percentage” as defined in Section 4.1(b).

1.9 “Nonqualified Plan” shall mean this Qwest Nonqualified Pension Plan, as amended from time to time.

1.10 “Nonqualified Plan Hypothetical Benefit” as defined in Section 4.1(c).

1.11 “Participant” shall mean an Employee of a Participating Company who has satisfied the applicable requirements of Section 2.1.

1.12 “Pension Plan” shall mean the Qwest Pension Plan previously named the U S WEST Pension Plan). References to any article or section of the Pension Plan include reference to any comparable or succeeding provisions that amend, supplement or replace such article or section.

1.13 “Pension Plan Hypothetical Benefit” as defined in Section 4.1(a).

1.14 “Pension Percentage” as defined in Section 4.1(b).

1.15 “Plan” shall mean this Qwest Nonqualified Pension Plan, as amended (previously named the U S WEST Nonqualified Pension Plan).

1.16 “Plan Year” shall mean the calendar year.

1.17 “Short Term Incentive Award” shall mean an award determined annually pursuant to either the U S WEST Short Term Incentive Plan as amended or superseded, the U S WEST Executive Short Term Incentive Plan as amended or superseded, or the Executive Director Short Term Incentive Plan as amended or superseded. For Nonqualified Plan benefit calculation purposes, (i) any Short Term Incentive Award earned in the year of Termination shall be prorated and spread evenly over the applicable months on the payroll in the final Plan Year of employment, and (ii) for a Participant who Terminates and who has a Short Term Incentive Award that is paid after Termination, the award will be spread evenly over the months of the year the award was earned. If a Short Term Incentive Award is paid after Termination, the Participant’s benefit under this Nonqualified Plan shall be adjusted retroactively to reflect such payment if necessary. No such awards are paid after 2000.

1.18 “Wages” shall mean wages as defined under Section 7.9 of the Pension Plan as of February 28, 1993, calculated without regard to Code section 401(a)(17), plus the Short Term Incentive Award most recently paid prior to February 28, 1993.

ARTICLE II

ELIGIBILITY

2.1 Eligibility to Participate. Each participant in the Pension Plan who is a Management Employee and (a) whose Compensation for a Plan Year exceeds the limit on includible compensation for benefit accrual purposes under Code section 401(a)(17), or (b) who is a participant in the Qwest Deferred Compensation Plan, or (c) prior to 2001 who received a Short Term Incentive Award with respect to a Plan Year, shall be eligible to participate in this Nonqualified Plan.

2.2 Entitlement to Benefits. Notwithstanding the foregoing, a person who is eligible to participate pursuant to subsection (a) of Section 2.1 shall not be entitled to any benefits from this Plan unless such person’s benefits under the Pension Plan would be greater if the limit on includible compensation under section 401(a)(17) of the Code did not apply or Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. For purposes of the preceding sentence, the determination of whether the benefit under the Pension Plan would be greater shall be made by assuming that Code section 415 did not apply. If a person’s benefits under the Pension Plan are reduced solely by virtue of Code section 415, no benefits shall be payable from this Plan although the individual may be entitled to a benefit from the excess plan set forth in Section 5C.2 of the Pension Plan. If a Participant is entitled to a benefit under this Nonqualified Plan, no benefits shall be payable from the excess plan set forth in Section 5C.2 of the Pension Plan.

ARTICLE III

PAYMENT OF BENEFITS

3.1 Annuity Commencement Date. Payment of a Nonqualified Plan annuity benefit shall commence as of such time (the “Commencement Date”) as elected (or deemed elected) by the Participant; provided, however, the Commencement Date may not be earlier than the Annuity Starting Date elected under the Pension Plan or later than the later of age 65 and the Participant’s Pension Effective Date. For purposes of this Section 3.1, if the Participant elects a partial lump sum under the Pension Plan, the Annuity Starting Date under the Pension Plan shall be the date as of which the annuity under the Pension Plan commences.

3.2 Lump Sum and Installment Commencement Date.

(a) Notwithstanding Section 3.1, if a Participant elects payment under this Plan in the form of a lump sum distribution or Installments, the distribution shall be paid or commence to be paid approximately 60 days after Eligible Separation (unless the Participant elects deferral of the distribution). The Commencement Date of such a distribution shall be the Participant’s Pension Effective Date, even though the distribution may not be made for approximately 60 days (no interest shall be paid due to the delay in payment). If a Participant who has elected payment of benefits under this Plan in the form of a lump sum dies after the Commencement Date, but before the payment of the lump sum, said lump sum shall be paid to the deceased Participant’s estate.

(b) Notwithstanding Section 3.1, if the Participant elects deferral of the lump sum distribution or Installments, the distribution shall be paid or commence to be paid, in accordance with the Participant’s election, in March of the first, second, third, fourth or fifth calendar year after the calendar year in which the Eligible Separation occurs. The Commencement Date of such a distribution shall be the March 1 of the year in which the distribution is to commence, even though the distribution may not actually commence on such date (no interest shall be paid due to the delay in payment).

3.3 Election of Form of Benefit.

(a) If a Participant becomes eligible for participation in this Nonqualified Plan, he shall, within 90 days after he receives information regarding participation in the Nonqualified Plan, elect the form in which benefit payments shall be made. A Participant may elect to change the form of benefit at any time after the fifth anniversary of the previous election. However, any such election shall be void unless the Participant remains an Employee at least six months after the date the election is filed with the Administrator (three months in the case of the initial solicitation made in May 1997). If a Participant ceases to participate in the Plan and subsequently recommences participation, any prior election (or deemed election) shall remain valid unless a new election is made.

(b) A Participant may elect payment of the Nonqualified Plan benefit in any form of benefit available to that Participant under the Pension Plan (excluding the partial lump sum option) or Installments.

(c) The Participant shall have full power and authority to make elections with respect to the form of payment of benefits under this Plan without obtaining the consent of such Participant’s spouse, including the waiver of payment in the form of a joint and survivor annuity. All such elections shall be made on a form provided by the Administrator in accordance with procedures established by the Administrator.

3.4 Small Benefits. Notwithstanding any election or deemed election pursuant to Sections 3.3 or 3.5 or any other provision of this Plan, if the Participant’s benefit under this Nonqualified Plan (excluding any benefits payable under Article VII of this Nonqualified Plan), expressed as a lump sum in accordance with Article V, is $10,000 or less, the Nonqualified Plan benefit (excluding any benefits payable under Article VII of this Nonqualified Plan) shall be payable only in the form of a lump sum approximately 60 days after the Participant’s Eligible Separation. For purposes of the preceding sentence, if the Participant’s Annuity Starting Date under the Pension Plan is more than 60 days after his Eligible Separation, the Participant’s benefits under this Nonqualified Plan shall be calculated as if the Participant elected a single life annuity under the Pension Plan (if the Participant is not married on the Pension Effective Date) or as a 50% joint and survivor annuity under the Pension Plan (if the Participant is married on the Pension Effective Date), in each case commencing at age 65 or the Pension Effective Date, whichever produces the lower Nonqualified Percentage, based on the Code section 415 limits in effect on the date of Eligible Separation.

3.5 Default Elections.

(a) If a Participant fails to elect a Commencement Date and either (i) fails to elect a form of Nonqualified Plan benefit, or (ii) elects a lump sum, the Nonqualified Plan benefit shall be paid in the form of a lump sum approximately 60 days after the Eligible Separation. If a Participant fails to elect a Commencement Date and elects Installments, the Nonqualified Plan benefit shall be paid in the form of Installments commencing approximately 60 days after the Eligible Separation.

(b) If the Participant elects a Commencement Date, but fails to elect a form of Nonqualified Plan benefit, it shall be paid in a lump sum on that date set forth in Section 3.2 coinciding with or immediately preceding the elected Commencement Date, but in no event later than the March of the fifth calendar year after the calendar year in which the Eligible Separation occurs.

3.6 Suspension of Benefit Payments. Reemployment commencing on or after January 1, 1997 as a Management Employee shall not result in suspension of benefits. Reemployment with any Participating Company prior to 1997 subsequent to Termination with any type of benefits described heretofore shall result in the suspension of the benefit for the period of such employment or reemployment.

ARTICLE IV

AMOUNT OF BENEFIT

4.1 Calculation in First Year. Subject to Articles III and V, the amount of a Participant’s benefit payable under this Nonqualified Plan in the Plan Year in which the Commencement Date occurs shall be calculated in the following manner:

(a) The Participant’s hypothetical benefit that would be payable under the Pension Plan for that year shall be calculated (i) by using the form of benefit and Annuity Starting Date elected by the Participant under the Pension Plan, (ii) by taking into account any cost-of-living adjustments provided under the Pension Plan, and (iii) by assuming Code sections 401(a)(17) and 415 (and the Pension Plan provisions implementing such Code sections) did not apply and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. This hypothetical amount will be referred to as the Pension Plan Hypothetical Benefit.

(b) The ratio of (i) the actual Pension Plan benefit payable for that year using the form of benefit and Annuity Starting Date elected by the Participant under the Pension Plan and taking into account any cost-of-living adjustments provided under the Pension Plan or under Code section 415, if applicable, to (ii) the Pension Plan Hypothetical Benefit, shall be calculated and expressed as a percentage (or fraction). This amount shall be referred to as the Pension Percentage for the year. The Nonqualified Percentage for that year shall equal 100 percent (or one) minus the Pension Percentage for the year.

(c) The Participant’s hypothetical benefit that would be payable under the Pension Plan for that year shall be calculated (i) by using the form of benefit and Commencement Date elected by the Participant under the Nonqualified Plan, (ii) by taking into account any cost-of-living adjustments provided under the Pension Plan, and (iii) by assuming if Code sections 401(a)(17) and 415 (and the Pension Plan provisions implementing such Code sections) did not apply and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. This amount will be referred to as the Nonqualified Plan Hypothetical Benefit.

(d) Except as provided in Section 5.7, the annual amount of the Nonqualified Plan benefit payable for the Plan Year in which the Commencement Date occurs equals the Nonqualified Plan Hypothetical Benefit multiplied by the Nonqualified Percentage. Unless the Participant elects a lump sum benefit or Installments, one-twelfth of such amount shall be paid each month in arrears (with a pro rata adjustment for the first payment if the Commencement Date is not the first day of a month), provided that no payment shall be made for months (or parts of a month) prior to the Commencement Date.

(e) In the event the Participant elects the same form of benefit under both the Pension Plan and Nonqualified Plan (other than a lump sum) and also elects that benefits under the two plans commence on the same date, the foregoing calculations will result in a benefit payable from this Nonqualified Plan equal to the excess of the amount set forth in Section 4.l(a) over the amount described in Section 4.1(b)(i).

(f) As set forth in Section 3.3, if the sole reason that the Pension Plan Hypothetical Benefit exceeds the amount set forth in Section 4.l(b)(i) is due to the application of Code section 415, no benefits shall be payable from this Nonqualified Plan.

4.2 Calculation in Subsequent Years. The calculations described in Section 3.1 shall be performed again in each subsequent Plan Year in which a Nonqualified Plan benefit (other than a benefit in the form of Installments) is payable in accordance with the form of Nonqualified Plan benefit elected. Subject to Section 4.3, if the Pension Plan benefit ceases to be paid prior to the Nonqualified Plan benefit, the Nonqualified Percentage shall be fixed in the last Plan Year the Pension Plan pension benefit or survivor annuity is paid.

4.3 Survivor Annuity. If the form of benefits elected by the Participant under this Nonqualified Plan provides for a survivor annuity (including a 10-year certain and life benefit, but excluding Installments) after his death and, if applicable, the contingent beneficiary outlives the Participant, the calculations described in this Article IV shall be performed again, beginning in the first month a benefit is payable to the beneficiary and recalculated in each subsequent Plan Year in which a Nonqualified Plan survivor annuity is payable in accordance with the form of Nonqualified Plan benefit elected. For this purpose, however, the respective survivor annuities shall be used rather than the pension benefits. If the Pension Plan benefit ceases to be paid prior to Nonqualified Plan benefit (or if there is no Pension Plan survivor annuity), the Nonqualified Percentage shall be fixed in the last Plan Year the Pension Plan pension benefit or survivor annuity is paid.

4.4 Actuarial Factors. Nonqualified Plan Hypothetical Benefit shall be calculated using the actuarial factors set forth in the Pension Plan appropriate for the form of benefit and benefit commencement dates elected for the Pension Plan benefit and Nonqualified Plan benefit respectively, without regard to any adjustments under Code section 415.

4.5 Examples. This Section 4.5 illustrates how the amount of Nonqualified Plan benefits is calculated for a Plan Year. For this purpose, assume the Participant incurs an Eligible Separation on his 62nd birthday and that his Defined Lump Sum and DLS Normal Pension under the Pension Plan (in each case calculated as if Code sections 401(a)(17) and 415 did not apply and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan) are $2.2 million and $200,000/year, respectively. The Participant’s DLS benefits are in all cases greater than the benefits under the grandfather formula in Pension Plan Article V-B (or Article 7 of Appendix I of the Pension Plan, if applicable, and the Participant does not participate in Article V-E of the Pension Plan). At the time the Participant is 62, assume the DLS Normal Pension payable at age 65 under the Pension Plan is limited to $150,000/year due to Code section 415. Assume that the section 415 limit increases to $160,000/year by the time the Participant attains age 65.

(a) (i) First, assume the Participant’s Annuity Starting Date and Commencement Date occur upon attainment of age 65. The Participant elects a single life annuity under the Pension Plan and a Qualified Joint and 100% Survivor Annuity under the Nonqualified Plan. In this case, the Nonqualified Percentage is 20% [1 - ($160,000/$200,000)]. The Participant’s Nonqualified Plan Hypothetical Benefit is $200,000 multiplied by 84% (to reflect payment in the form of a Qualified Joint and 100% Survivor Annuity), or $168,000. The amount payable from the Nonqualified Plan for the year the Participant attains age 65 is 20% of $168,000, or $33,600.

(ii) Assume that the next year the amount payable from the Pension Plan increases to $165,000 due to the cost of living increases in Code section 415(d). Accordingly: this year, the Nonqualified Percentage is 17.5% [1 - ($165,000/$200,000). Thus, the amount payable from the Nonqualified Plan this year is 17.5% of $168,000, or $29,400.

(b) Assume instead that the Participant elected Pension Plan benefits in the form of a Qualified Joint and 100% Survivor Annuity at age 65. In this case, the Pension Plan Hypothetical Benefit is $168,000 [84% x $200,000]. The Pension Plan benefit remains $160,000/year since the survivor spousal annuity is ignored under Code section 415. Accordingly, the Nonqualified Percentage is 8/168. If the Participant elected a

Qualified Joint and 100% Survivor Annuity under the Nonqualified Plan, he would receive an $8,000/year benefit [$168,000 x 8/168]. If he elected a life annuity under the Nonqualified Plan, the benefit would equal $200,000 x 8/168, or $9,523.81.

(c) (i) Now assume the Participant commences Pension Plan benefits at age 62 in the form of a single life annuity. In this case, the Pension Plan Hypothetical Benefit is $144,000 [$200,000 times 72% (the Pension Plan’s early retirement factor for Article V-D benefits]. In contrast, under Code section 415, the early retirement factor is 80% at 62; thus, the actual benefit payable under the Pension Plan is $120,000. Accordingly, the Nonqualified Percentage is 1/6 [1 - ($120,000/$144,000)]. If the Participant elected a 10 Year Certain Life Annuity under the Nonqualified Plan at age 62, the Nonqualified Plan Hypothetical Benefit is $144,000 multiplied by 96% (to reflect payment in the form of a 10 Year Certain Life Annuity), or $138,240. The amount payable from the Nonqualified Plan for the year the Participant attains age 62 is $138,240 multiplied by 1/6, or $23,040.

(ii) Because the section 415 limit increases to $160,000 by the time the Participant attains age 65, the amount payable from the Pension Plan increases to $128,000 [160,000 x .8]. Accordingly, this year the Nonqualified Percentage is 1/9 [1 - $128.000/$144.000)]. Thus, the amount payable from the Nonqualified Plan this year is 1/9 of $138,240, or $15,360.

(d) Assume the Participant in Section 4.5(c) commenced the Pension Plan benefits at age 62, but started the Nonqualified Plan benefit at age 65. As described in Section 4.5(c)(ii), the Nonqualified Percentage equals 1/9 [1 - (% 128,000/$144,000)]. If the Participant elected a 10 Year Certain Life Annuity under the Nonqualified Plan, the Nonqualified Plan Hypothetical Benefit is $200,000 multiplied by 96% (to reflect payment in the form of a 10 Year Certain Life Annuity), or $192,000. The amount payable from the Nonqualified Plan for the year is $192,000 multiplied by 1/9, or $21,333.33. No adjustment is made to reflect the fact that the Nonqualified Percentage is lower at age 65 when the Nonqualified Plan benefit commences than it would have been in earlier years when the Pension Plan benefit commenced.

4.6 Certain Increases in Pension Plan Benefits. Notwithstanding any other provision of this Nonqualified Plan, any increase in Pension Plan benefits which may occur upon termination of the Pension Plan as a result of the operation of Section 11.2(b)(vii) or Section 11.5(b) of the Pension Plan shall be disregarded in determining each Participant’s Nonqualified Plan Hypothetical Benefit and Pension Plan Hypothetical Benefit (and Hypothetical Death Benefit) under this Nonqualified Plan.

ARTICLE V

SPECIAL RULES APPLICABLE TO

LUMP SUM DISTRIBUTIONS AND INSTALLMENTS

5.1 Entire Pension Plan Benefit Paid in a Lump Sum. Notwithstanding Article IV: if a Participant receives his entire Pension Plan benefit in the form of a lump sum, the Nonqualified Percentage shall be calculated as of the Pension Effective Date and shall never change.

5.2 Nonqualified Plan Benefit Paid in a Lump Sum. Notwithstanding Article IV, the following rules shall apply if a Participant elects to receive his Nonqualified Plan benefit in the form of an immediate lump sum. First, the Nonqualified Percentage shall be calculated in accordance with Section 4.l(a) and (b), except that it shall be calculated as of the Pension Effective Date and shall never change. For purposes of the preceding sentence, if the Participant’s Annuity Starting Date under the Pension Plan is more than 60 days after his Commencement Date, the Participant’s benefits under this Nonqualified Plan shall be calculated as if the Participant elected a single life annuity under the Pension Plan (if the Participant is not married on the Pension Effective Date) or as a 50% joint and survivor annuity under the Pension Plan (if the Participant is married on the Pension Effective Date), in each case commencing at age 65 or the Pension Effective Date, whichever produces the lower Nonqualified Percentage, based on the Code section 415 limits in effect on the date of Eligible Separation. Second, notwithstanding Sections 4.1(c) and (d), the benefit under thus Nonqualified Plan shall be equal to the Nonqualified Percentage multiplied by a lump sum Nonqualified Plan Hypothetical Benefit, which is defined as set forth below.

In general, and subject to the rules in the Pension Plan coordinating benefits in Articles V-B, V-D and V-E, the lump sum Nonqualified Plan Hypothetical Benefit shall be computed as of the date of the Participant’s Eligible Separation and shall be equal to C plus the greater of A or B; where A, B and C are as follows:

(A) If the Participant has a pension under Article V-B of the Pension Plan that is not a service pension, A is a hypothetical Normal Retirement Pension under Article V-B (or Article 7 of Appendix I, if applicable) of the Pension Plan payable at age 65 shall be calculated by assuming Code sections 401(a)(17) and 415 (and the Plan provisions implementing such Code sections) did not apply and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. If the Participant has a pension under Article V-B of the Pension Plan and is eligible for a service pension in accordance with Section 5B.1 of the Pension Plan, A is a hypothetical immediate annuity commencing on the Pension Effective Date shall be calculated under that Section by assuming that Code sections 401(a)(17) and 415 (and the Plan provisions implementing such Code sections) did not apply and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. For purposes of calculating the lump sum Nonqualified Plan Hypothetical Benefit, the foregoing hypothetical Normal Retirement

Pension or immediate annuity, as applicable, under Article V-B (or Article 7 of Appendix I, if applicable) of the Pension Plan shall be converted into a lump sum based on the following factors:

(i) The interest rate used for this purpose shall be equal to 65% of the average yield on 30-Year Treasury Bonds as released by the Federal Reserve Board for the five calendar months preceding the calendar month in which the Pension Effective Date occurs for Participants who have a Eligible Separation on or after August 1, 1999. For Participants who have a Pension Effective Date on or after August 1, 1999 and prior to September 1, 2000, the interest rate used shall be the lowest interest rate determined pursuant to the preceding sentence for any calendar month from August 1999 up to and including the month in which the Participant’s Pension Effective Date occurs.

(ii) Mortality shall be based on the 1983 Group Annuity Mortality Table, weighted 80% for males and 20% for females.

The Administrator shall use such other actuarial assumptions in calculating the present value of a Participant’s benefit for the purpose of determining the amount of a lump sum distribution as it shall determine in its sole discretion.

(B) B is a hypothetical Defined Lump Sum under Article V-D (or Article 6 of Appendix I, if applicable) of the Pension Plan shall be calculated by assuming Code sections 401(a)(17) and 415 (and the Plan provisions implementing such Code sections) did not apply and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. For purposes of calculating the lump sum Nonqualified Plan Hypothetical Benefit, the resulting hypothetical Defined Lump Sum under Article V-D (or Article 6 of Appendix I, if applicable) of the Pension Plan shall be multiplied by 1.35. Notwithstanding the preceding sentence or any other provision of this Plan, to the extent the resulting hypothetical Defined Lump Sum is attributable to an excess additional Defined Lump Sum or Gross-up Payment paid under this Plan instead of Appendix M of the Pension Plan, such excess additional amount shall not be multiplied by 1.35.

The foregoing hypothetical lump sums (both A and B) shall be calculated by taking into account the various rules in the Pension Plan relating to cessation of Pension Calculation Service and compensation. See, for example, Section 5B.l(c)(2) (relating to cutoff of Article V-B benefits and certain compensation adjustments) and Section 5D.2(c)(2) of the Pension Plan.

Notwithstanding any provision of the Nonqualified Pension Plan, no Gross-up Payments shall be made under this Nonqualified Plan with respect to any excess additional Defined Lump Sum payable under the Nonqualified Pension Plan. See Section 6.6 of Appendix M of the Pension Plan. Accordingly, any hypothetical Defined Lump Sum calculated pursuant to this subsection (B) (or Section 6.1) shall be calculated by disregarding such a Gross-up Payment. By way of example, assume that a Participant elects to receive all Pension Plan and Nonqualified Pension Plan benefits as an immediate lump sum and that the additional Defined Lump Sum payable under Appendix M is $50,000, but only $10,000 can be paid by the Pension Plan due to Code section 415. Assume also that a 17% Gross-up Payment applies. Subject to the terms of this Plan, the additional $40,000 is payable from this Plan (this amount is not multiplied by 1.35 pursuant to the last sentence of the first paragraph of this subsection (B)). In addition, a $1,700 Gross-up Payment is payable; if none of such amount can be paid by the Pension Plan due to section 415 of the Code, it is payable under this Plan. However, no Gross-up Payment is made under this Plan (or the Pension Plan or otherwise) with regard to the additional $40,000 (or $1,700) payable under this Plan.

(C) If, and only if, the Participant also has accrued benefits under Article V-E of the Pension Plan, a hypothetical Account Balance under Article V-E of the Pension Plan shall be calculated by assuming Code sections 401(a)(17) and 415 (and the Plan provisions implementing such Code sections) did not apply and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. For purposes of calculating the lump sum Nonqualified Plan Hypothetical Benefit: the resulting hypothetical Account Balance under Article V-E of the Pension Plan shall be multiplied by 1.35.

5.3 Deferral of Lump Sum Distribution. Notwithstanding Article IV, if a Participant elects payment of his Nonqualified Plan benefit in the form of a lump sum and defers payment of such benefit pursuant to Section 3.2(b), the Nonqualified Plan Hypothetical Benefit shall not be computed by calculating the lump sum that would be payable under the Pension Plan as of the Commencement Date. Instead, the Nonqualified Plan benefit shall be calculated in accordance with Section 5.2 above as of the Participant’s Eligible Separation and increased with interest from the date of the Eligible Separation to the Commencement Date at an annual rate equal to:

(a) The yield on 10-year Treasury Notes on the date of the Eligible Separation as released by the Federal Reserve Board plus one percent during any period from the date of Eligible Separation to December 31, 1997; and

(b) For any portion of a Plan Year occurring on or after January 1, 1998, the average yield on 5-year Treasury Notes as released by the Federal Reserve Board on the business days occurring during December prior to such Plan Year. This rate shall be revised each year for all deferrals, including deferrals from prior years.

5.4 Special Rules for Participants Who Elect a Partial Lump Sum Option Under the Pension Plan. This Section 5.4 applies if the Participant elects a partial lump sum option under the Pension Plan.

(a) Unless the Participant elects a lump sum under the Nonqualified Plan, the Commencement Date may not be prior to the date the annuity under the Pension Plan commences.

(b) The Pension Percentage shall equal the sum of two percentages. The first shall equal the actual lump sum paid by the Pension Plan divided by the Pension Plan Hypothetical Benefit, calculated as if the entire benefit were paid as a lump sum in the year the Pension Plan lump sum is paid. This amount shall not change in subsequent years. The second percentage shall equal the actual annual annuity paid by the Pension Plan divided by the Pension Plan Hypothetical Benefit for that year, calculated as if the entire benefit were paid in the same form of annuity elected under the Pension Plan. This amount may change in subsequent years. (If the Participant elected a lump sum under this Plan, the second percentage shall be calculated at the Eligible Separation in accordance with Section 5.2 and shall never change.) The Nonqualified Percentage for each year shall equal 100 percent (or one) minus the Pension Percentage for the year as calculated above.

5.5 No Partial Lump Sum Option Under the Nonqualified Plan. A Participant may not elect a partial lump sum option under the Nonqualified Plan.

5.6 Examples. This Section 5.6 illustrates how the lump sum calculations apply. The basic assumptions are set forth in Section 4.5.

(a) Assume the Participant commences Pension Plan benefits in the form of a single life annuity at age 62 and a lump sum under the Nonqualified Plan at age 62. First, as set forth in Section 4.5(c)(i), the Nonqualified Percentage is 1/6. Second, the hypothetical $2.2 million lump sum amount that would be paid under the Pension Plan (if Code sections 401(a)(17) and 415 were disregarded) is multiplied by 1.35 to provide a Nonqualified Plan Hypothetical Benefit of $2.97 million. Finally, the Nonqualified Plan lump sum benefit is 1/6 of $2.97 million, or $495,000.

(b) Now assume the Participant is single, defers his Pension Plan benefits and elects a lump sum under the Nonqualified Plan at age 65. First, as set forth in Section 5.2, because the Participant defers his Pension Plan benefits, the Nonqualified Percentage is the lesser of the Nonqualified Percentage which would result if the Participant is deemed to have elected a life annuity at age 65 under the Pension Plan or the Nonqualified Percentage which would result if the Participant is deemed to have elected a life annuity at the Pension Effective Date (age 62 in this example) under the Pension Plan, regardless of the Participant’s actual elections, and is based on the Code section 415 limits in effect at the date of Eligible Separation. Thus, the Nonqualified Percentage is the lesser of:

(i) 25% [l - ($150,000/$200,000)] based on the assumption that the Participant commences Pension Plan benefits in the form of a single life annuity at age 65; or

(ii) 1/6 [l - ($120,000/$144,000)] based on the assumption that the Participant commences Pension Plan benefits in the form of a single life annuity at age 62.

Since, under Section 5.2, the lower percentage is used as the Nonqualified Percentage, the Nonqualified Percentage would be 1/6. This Nonqualified Percentage is then applied to the Nonqualified Plan Hypothetical Benefit of $2.97 million calculated in Section 5.6(a) which results in a Nonqualified Plan lump sum benefit at age 62 of $495,000. This amount would then be increased with interest to age 65 pursuant to Section 5.3. Note that the amount would be different if the Participant were married at age 62 since the Nonqualified Percentage would be calculated by assuming the Participant elected a 50% joint and survivor annuity under the Pension Plan.

(c) Now assume the Participant elected a lump sum under the Pension Plan at age 62 upon Eligible Separation and a lump sum under the Nonqualified Plan. Assume that due to section 415, the Defined Lump Sum payable from the Pension Plan is limited to $1.5 million. Accordingly, the Nonqualified Percentage is 7/22 [l - $1,500,000/$2,200,000)]. If the Nonqualified Plan lump sum is also paid at age 62, it equals $2.97 million (as determined in Section 5.6(a)) times 7/22, or $945,000. If the Nonqualified Plan lump sum is paid at age 65, the amount of $945.000 is increased with interest from age 62 to age 65 in accordance with Section 5.3.

(d) Now assume the Participant is single, elects a partial lump sum of $750,000 under the Pension Plan at age 62 and defers the balance of his pension under the Pension Plan. He also elects a lump sum under the Nonqualified Plan at age 65. Two Pension Percentages are calculated, one for each form of benefit. The lump sum percentage is 7.5/22. The annuity percentage is calculated pursuant to Section 5.2 and equals 5/12 [the greater of 4.5/12 ($75,000/$200,000, which is the percentage assuming payment is at age 65) or 5/12 (60,000/144,000, which is the percentage assuming payment is at age 62)]. The Nonqualified Percentage equals 1 minus 7.5/22 minus 5/12. The Nonqualified Plan benefit is the Nonqualified Percentage times $2.97 million, or $720,000 payable at age 62. This amount is increased with interest to age 65 pursuant to Section 5.3.

5.7 Special Rules for Participants Electing Installments. Notwithstanding any other provision of this Plan to the contrary, if a Participant elects payment of his Nonqualified Plan benefit in the form of Installments, each Installment shall be calculated as follows:

(a) The Participant shall be deemed to have an account balance which initially shall be equal to the amount that would have been payable under this Plan if the Participant had elected payment under this Nonqualified Plan in the form of a lump sum distribution to be paid on the same date as the actual Commencement Date.

(b) The initial account balance shall be divided by the number of annual Installments elected by the Participant to determine the first annual Installment due on the Commencement Date.

(c) The account balance shall then be: (i) debited on the date of each annual Installment by the amount of such installment; and (ii) credited with interest at the rates set forth in Section 5.3(b) (taking into account the rate change as of January 1) from the date of such annual Installment to the date of the next Installment. The rules in Article V-E regarding crediting of interest or other amounts to the Account Balance set forth in Article V-E of the Pension Plan shall not apply for this purpose.

(d) The account balance as of the date of the next Installment shall be divided by the remaining number of annual Installments elected by the Participant to determine the mount of such Installment.

(e) Subsections (c) and (d) shall be repeated each year to determine each subsequent Installment.

(f) If a Participant who has elected payment of benefits under this Plan in the form of Installments dies after the Commencement Date, but before the payment of all Installments, any unpaid Installments shall be paid to the deceased Participant’s Beneficiary. Should the Beneficiary die before payment of all remaining installments, any remaining account balance shall be paid to the Beneficiary’s estate.

5.8 Inconsistent Provisions. The provisions of this Article V shall take precedence over any obviously inconsistent provisions in Article III or Article IV (other than Sections 4.1(f) or 4.6).

5.9 Special Lump Sum Election for Terminated Participants.

(a) Effective May 22, 2003, this Section 5.9 applies to any Participant who (i) previously incurred an Eligible Separation and whose benefits from this Plan have not been paid or (ii) incurs an Eligible Separation in the future. However, Section 5.9 does not apply if the Participant’s benefits from this Plan are payable in the form of an immediate lump sum.

(b) Notwithstanding Section 3.3(a) and (b), a Participant described in subsection (a) may elect to receive a single lump payment equal to 90% of the present value (as determined in Section 5.9(c)) of the benefits payable in the future from this Plan. The benefits payable in the future shall be based on the actual Commencement Date and the applicable form of payment elected, or deemed elected, by the Participant pursuant to Article III of his Plan, and shall exclude any payments previously made. In addition, if the Participant previously elected (or was deemed to elect) Installments or a deferred lump sum, then the calculation of the amount of the payment due under Article V shall be made by assuming an interest rate under Section 5.3(b) for all periods on or after the first of the month after the election is received equal to the rate set forth in Section 5.9(c)(2) below.

(c) For purposes of converting the remaining benefits payable in the future from this Plan into a lump sum, present value shall be determined based on the actual ages of the Participant, spouse and/or beneficiary, as applicable, on the date on which the Participant’s election form to take a lump sum under Section 5.9 is received and the following factors:

(1) Mortality shall be based on the 1983 Group Annuity Mortality Table, weighted 80% for males and 20% for females.

(2) The interest rate shall be the higher of 8% per annum or the average yield on 5-year Treasury Notes as released by the Federal Reserve Bard on the business days occurring during December of the year preceding the year in which the Participant’s election form to take a lump sum under Section 5.9 is received.

(d) The rules set forth in Section 3.3(c) shall apply to elections under this Section 5.9.

(e) A Participant making an election hereunder shall permanently forfeit the remaining 10% of the present value of his benefits payable in the future from this Plan. Furthermore, the Company shall have no further liability to the Participant with respect to benefits accrued under this Plan for periods prior to the election.

ARTICLE VI

PRE-RETIREMENT DEATH BENEFITS

This Article VI describes the pre-retirement death benefits payable if the Participant dies prior to the Commencement Date. For purposes of this Article VI, the death benefits set forth in Article VII of the Pension Plan and in Article VII of this Plan shall be ignored. If a Participant dies after the Commencement Date, but before his Annuity Starting Date under the Pension Plan, no benefit is payable under this Article VI.

6.1 Death of Participant Prior to Annuity Starting Date Under the Pension Plan. This Section 6.1 applies if (i) a Participant dies while employed by the Company or a Subsidiary or (ii) a Participant dies after his Eligible Separation but prior to both his Commencement Date under this Plan and his Annuity Starting Date under the Pension Plan. The Participant’s pre-retirement death benefits shall be paid in the same form and at the same time as the pre-retirement death benefits under the Pension Plan; in addition, his Beneficiary under the Nonqualified Plan shall be the same as his beneficiary under the Pension Plan. The amount of the pre-retirement death benefit from the Nonqualified Plan shall equal the excess, if any, of the Hypothetical Death Benefit (as defined below) over the amount of pre-retirement death benefits which are payable under the Pension Plan. The Hypothetical Death Benefit shall equal the amount of pre-retirement death benefit that would be payable from the Pension Plan (based on the form and commencement date elected) if Code sections 401(a)(17) and 415 (and the Plan provisions implementing such Code sections) did not apply, and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. In general, and subject to the rules in the Pension Plan coordinating benefits in Articles V-B,V-D and V-E, if a lump sum (rather than an annuity) is payable, such excess amount (as opposed to the Hypothetical Death Benefit) shall equal C plus the greater of A or B, where (a) A is the amount calculated by converting the excess hypothetical Qualified Preretirement Survivor Annuity under Article V-B of the Pension Plan (or Article 7 of Appendix I, if applicable) into a lump sum using the factors in Section 5.2(A)(i) and (ii); or (b) B equals the excess hypothetical Defined Lump Sum under Pension Plan Article V-D by multiplied 1.35 as set forth in Section 5.2(B); and (c) C equals the excess hypothetical Account Balance under Pension Plan Micle V-E multiplied by 1.35 as set forth in Section 5.2(C). Notwithstanding the preceding sentence, to the extent the resulting hypothetical Defined Lump Sum is attributable to an excess additional Defined Lump Sum or Gross-up Payment paid under this Plan instead of Appendix M of the Pension Plan, such excess additional amount shall not be multiplied by 1.35.

6.2. Death of Participant after Annuity Starting Date under the Pension Plan but Prior to Commencement Date under the Nonqualified Plan. This Section 6.2 applies if a Participant dies after the Annuity Starting Date under the Pension Plan but prior to the Commencement Date under this Nonqualified Plan. In that case, the pre-retirement death benefits from the Nonqualified Plan shall automatically be paid as an immediate lump sum. The amount of such lump sum shall be calculated under Article V, as if the Participant did not die but had instead elected a lump sum benefit from the Nonqualified Plan payable on the date of his death. The pre-retirement lump sum death benefit under this Section shall be paid to the beneficiary of the survivor annuity under the Pension Plan. If no survivor annuity is payable under the Pension Plan (either due to the form of Pension Plan benefit elected or the fact that the beneficiary predeceases the Participant), then the pre-retirement lump sum death benefit under this Section shall be paid to the Participant’s estate, or if there is no such estate to the person who would receive such benefit under the rules set forth in Section 5D.5(g) of the Pension Plan. After the date of death, no cost of living adjustments under Code section 415 shall be made to the survivor annuity payable under the Pension Plan.

6.3 No Election of Beneficiary or Form of Payment. A Participant may not elect a Beneficiary or form of pre-retirement death benefit under this Nonqualified Plan. All pre-retirement death benefits shall be paid pursuant to Sections 6.1 through 6.3.

ARTICLE VII

ANCILLARY DEATH BENEFITS

7.1 Eligibility for Death Benefits. Any Participant who is eligible for death benefits under Article VII of the Pension Plan shall be a participant in the death benefit provisions of this Article VII, but only with respect to the Wages of such Participant on February 28, 1993. Any individual who became a Participant in the Pension Plan on or after March 1, 1993 shall not be entitled to any death benefits under this Article VII. Notwithstanding any provision of the Plan to the contrary, the death benefit payable under Article VII of the Pension Plan and Article VII of this Nonqualified Plan shall be ignored for purposes of calculating the benefits described in Articles III through VI and Article VIII of this Nonqualified Plan.

7.2 Amount of Death Benefits.

(a) Upon the payment of a death benefit under Article VII of the Pension Plan, the Participant shall also receive a death benefit under this Nonqualified Plan at the same time. The amount of this death benefit shall equal the excess, if any, of the Hypothetical Death Benefit (as defined below) over the amount of death benefits which are payable pursuant to Article VII of the Pension Plan.

(b) The Hypothetical Death Benefit shall equal the death benefit that would be payable under Article VII of the Pension Plan if Code sections 401(a)(17) and 415 (and the Plan provisions implementing such Code sections) did not apply, and Wages under the Nonqualified Plan were substituted for wages under the Pension Plan. In addition, in the case of a Participant entitled to a death benefit pursuant to Section 7.1 of the Pension Plan, the Hypothetical Death Benefit shall be calculated without regard to the $50,000 limitation in Section 7.1(a) of the Pension Plan and the benefit payable from this Nonqualified Plan shall be reduced by any amount payable pursuant to Section 7.1(c) of the Pension Plan by a Participating Company or pursuant to any insurance policy described therein.

(c) This subsection (c) applies only if a death benefit is payable pursuant to Section 7.3(c) of the Pension Plan and the Participant is married on his Pension Effective Date. In that case, the lump sum paid to the Participant from this Plan under Article VII shall be the greater of the amount set forth in Section 7.2(a) and the Special Death Benefit, as described below. First, a Special Hypothetical Death Benefit shall be calculated; it shall equal the Hypothetical Death Benefit described in Section 7.2(b) except that it shall be calculated based on the assumptions set forth in Section 5.2 of the Nonqualified Plan (with the spouse’s mortality based on the 1983 Group Annuity Mortality Table, weighted 20% for males and 80% for females) and using the actual age of the Participant and the Participant’s spouse instead of the actuarial assumptions set forth in the Section 7.3(c) of the Pension Plan and Appendix L of the Pension Plan. Second, the ratio of (i) the actual death benefit paid pursuant to Section 7.3(c) of the Pension Plan (after the application of subsection (e), if applicable) to (ii) the Hypothetical Death Benefit calculated pursuant to Section 7.2(b), shall be calculated and expressed as a percentage. Finally, the Special Death Benefit shall equal the Special Hypothetical Death Benefit multiplied by a percentage equal to 1 minus the percentage calculated in the preceding sentence.

(d) Notwithstanding the foregoing, in the case of a Participant whose Eligible Separation occurred before July 1, 1998, who received his benefit under the Pension Plan in the form of a lump sum and is receiving his benefit under this Nonqualified Plan in a form other than a lump sum, Section 7.2(a)-(c) shall not apply and the death benefit under this Article VII shall be paid at death if the Participant is survived by a beneficiary as defined in Article VII of the Pension Plan. The amount of such benefit shall be calculated in the following manner:

(i) The ratio of (A) the death benefit paid under Article VII of the Pension Plan (after the application of subsection (e) below, if applicable), to (B) the Hypothetical Death Benefit, determined in accordance with Section 7.2(b), shall be calculated and expressed as a percentage.

(ii) The death benefit payable under this Nonqualified Plan shall equal the Hypothetical Death Benefit, determined under Section 7.2(b) (assuming the Pension Plan death benefit was paid at death rather than Eligible Separation), multiplied by a percentage equal to 1 minus the percentage calculated in paragraph (i) above.

(e) For purposes of subsections (c) and (d) above, if the Pension Plan benefit is limited by the application of Code section 415, it shall be assumed that the retirement benefit portion of the Pension Plan benefit is paid prior to the death benefit portion under Article VII of the Pension Plan benefit so that the death benefit portion under Article VII is limited first.

7.3 Method of Payment. The death benefits payable under Section 7.2 shall be paid in a lump sum. Except in the case of a death benefit payable to the Participant (i.e., the Participant is entitled to a death benefit pursuant to Section 7.3(c) of the Pension Plan), the death benefit hereunder shall be payable to the beneficiaries who receive such death benefit (or, if Section 7.2(d) applies, would have received such benefit) pursuant to Sections 7.4 and 7.5 of the Pension Plan; such payment shall be made within 180 days after the date that the Participant’s death is reported to the Administrator.

7.4 Claims. All claims for death benefits must be made within one year of the death on which the claim is based. If notice of the existence of a spouse, child or other dependent relative of a deceased Participant or pensioner is not given to the Administrator within one year after the Participant’s or pensioner’s death, the Administrator shall not be required to recognize any claim made by or in behalf of any such person.

ARTICLE VIII

DISABILITY BENEFITS

8.1 Eligibility for Disability Benefit. A Participant who is entitled to a disability benefit under Appendix J of the Pension Plan shall also be entitled to a disability pension under this Nonqualified Plan. Notwithstanding any provision of the Plan to the contrary, the disability pension payable under the Pension Plan and under this Nonqualified Plan shall be ignored for purposes of calculating the benefits and death benefits described in Articles III through VII of this Nonqualified Plan.

8.2 Amount of Disability Benefit. The amount of the disability payable hereunder shall be the excess of (x) the Hypothetical Disability Pension over (y) the sum of (i) actual amount of disability pension payable under Appendix J of the Pension Plan, including any amount paid by the Company or Participating Company pursuant to Section 3.4 of Appendix J of the Pension Plan, and (ii) any long term disability benefit paid through a Company-provided plan or policy, including insurance or otherwise. The Hypothetical Disability Pension equals the disability pension that would be paid under Appendix J of the Pension Plan if Code sections 401(a)(17) and 415 (and the Plan provisions implementing such Code sections) did not apply and Base Pay under Section 2.3 of Appendix J included the target bonus payable for the year the Participant commenced short-term disability payments.

8.3 Method of Payment. The disability payable hereunder shall be paid at the same time and in the same form as the disability pension under Appendix J of the Pension Plan is paid. Such disability pension under this Nonqualified Plan shall cease at the time the disability pension under Appendix J of the Pension Plan ceases.

ARTICLE IX

ADMINISTRATION

9.1 Administrator Responsibility. The Administrator shall have the administrative responsibilities set forth below:

(a) The Administrator shall have the specific powers elsewhere herein granted to it and shall have such other powers as may be necessary to enable it to administer the Nonqualified Plan, except for powers herein granted or provided to be granted to others.

(b) The Administrator shall have the full and complete power to interpret the terms of this Nonqualified Plan, to determine the eligibility of Employees to participate in this Nonqualified Plan and to determine the amount of benefits payable to any Participant. The Administrator shall also have full and complete power to determine the benefit payable if the specific facts applicable to the Participant or his beneficiary are not addressed in this document; such determination shall be made, by the Administrator in its sole discretion, on a basis reasonably consistent with the purpose of, and principles in, this Plan. In general, subject to the different actuarial assumptions in this Plan and the Pension Plan, the Administrator shall calculate benefits under this Plan so that the sum of the aggregate benefits from this Plan and the Pension Plan do not exceed the aggregate benefits that would be paid under the Pension Plan if Code sections 401(a)(17) and 415 (and the Plan provisions implementing such Code sections) did not apply and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan.

9.2 Claims Procedure. The review and appeal procedure for a Participant who has a claim under the Nonqualified Plan shall be the same procedures set forth in Section 13.2 of the Pension Plan; Sections 13.2(a)-(d) are hereby incorporated by reference (substituting the Administrator under this Plan for the Committee under the Pension Plan).

9.3 Review of Administrator Decisions. The Administrator shall determine conclusively for all parties all questions arising in the administration of the Nonqualified Plan, and any decision of the Administrator shall not be subject to further review, except as required by applicable law.

9.4 Delegation of Responsibilities. The Administrator may delegate responsibilities for the operation and administration of the Nonqualified Plan consistent with the Nonqualified Plan’s terms, including delegation of responsibilities to Participating Companies. The Administrator may designate in writing other persons to carry out its responsibilities under the Nonqualified Plan, and may employ persons to advise it with regard to any such responsibilities.

9.5 Other Provisions. The expenses of the Administrator shall be borne by the Company. The Administrator shall be the agent of the Plan for service of legal process.

ARTICLE X

GENERAL PROVISIONS

10.1 Rights to Benefit.

(a) The Participant, spouse or beneficiary of the Participant, shall have no right to any benefit under this Nonqualified Plan except as may be provided by the Participating Company employing the Participant. Where a Participant’s Term of Employment has included service with more than one Participating Company, the last such Participating Company to employ him prior to his termination of employment shall be solely responsible for the full benefit under this Plan. No Participant, spouse or Beneficiary shall have any claim or interest in (i) the assets of the Participating Company liable for the payments prior to the time such assets are payable to such person under the terms of this Nonqualified Plan, or (ii) the assets of any other Participating Company at any time.

However, if the Company establishes a “rabbi trust” with respect to this Plan, the Participating Company shall have no obligation to pay any benefits under this Nonqualified Plan to the extent such benefits are paid from such trust.

(b) In circumstances specified in Section 10.3 below, benefits previously awarded may be discontinued in the sole discretion of the Participating Company or the Administrator.

(c) In addition to the other prerequisites for a benefit set forth herein, an individual, or his surviving spouse or beneficiary, as applicable, shall only be eligible for a benefit if the individual is a Participant at the time of Eligible Separation.

10.2 Source of Payments. Except as set forth in Sections 10.1(a) or 10.10(a)(iii), nothing contained in this Nonqualified Plan or any action taken pursuant to the provisions of this Nonqualified Plan shall create or be construed to create a trust of any kind. Nothing contained in this Nonqualified Plan or any action taken pursuant to the provisions of this Nonqualified Plan shall create or be construed to create a fiduciary relationship between the Company (or any Participating Company) and any Participant, his beneficiary or any other person. The Nonqualified Plan is intended to be “unfunded” for purposes of the Code and ERISA and shall be interpreted and administered in a manner consistent with this intention. To the extent that any person acquires a right to receive payments under this Nonqualified Plan, such right shall be no greater than the right of any unsecured general creditor of the Participating Company that owes the payment, as set forth in Section 10.1.

10.3 Forfeiture of Benefits. All benefits for which a Participant would be otherwise eligible hereunder may, at the sole discretion of the Administrator, be forfeited under any of the following circumstances:

(a) The Participant discloses “confidential information” except under circumstances where the Company or a court of competent jurisdiction has approved or required such disclosure. For purposes of this Section 10.3(a), “confidential information” means and includes, without limitation, any confidential, legal, financial, marketing, business, technical, or other information, including specifically but not exclusively, information that the Participant prepared, caused to be prepared, or received in connection with the Participant’s employment with the Company (or its Subsidiaries), such as, management and business plans, business strategies, software, software evaluations, trade secrets, personnel information, marketing methods and techniques, and any of the above-recited information as it relates to the Company (or its Subsidiaries) that shall have been obtained and/or learned during his or her employment and that shall not be public knowledge. This definition does not apply to (i) information or knowledge that already is or subsequently may come into the public domain after the termination of employment other than by way of unauthorized disclosure by the Participant, (ii) information or knowledge that the Participant is required to disclose by order of a court or governmental agency after the Participant provides advance notice to the Company (or its Subsidiaries) at least 10 calendar days prior to such disclosure (or, if the Participant is so required to make such disclosure within less than 10 calendar days of receipt of such an order, after the Participant provides timely advance notice to the Company (or its Subsidiaries)) to allow the Company (or its Subsidiaries) to take legal action with respect to the matter, or (iii) information that the Participant learns from a third party not known by the Participant, after due inquiry, to be under a confidentiality agreement with the Company (or its Subsidiaries).

(b) Determination by the Board of a Participating Company in its sole discretion that a Participant is engaged in misconduct in connection with his employment with such Participating Company.

(c) The Participant, without the consent of his employing Participating Company or the Participating Company paying him a benefit hereunder, at any time is employed by, becomes associated with, renders service to, or owns an interest in any business that is competitive with the Company or one of its Subsidiaries or with any business in which the Company or one of its Subsidiaries has a substantial interest (other than as a shareholder with a non-substantial interest in such business) as determined by the board of such Participating Company.

10.4 Assignment or Alienation. The benefits under this Nonqualified Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge by any Participant, spouse or beneficiary, and any attempt to do so shall be null and void.

10.5 Determination of Eligibility. In all questions relating to eligibility for any benefit hereunder, or relating to Term of Employment and rates of pay for determining benefits, the decision of the Administrator, based upon this Nonqualified Plan and upon the records of the Participating Company last employing such individual, and insofar as permitted by applicable law, shall be final.

10.6 Payments to Others. If any person entitled to a payment under the Nonqualified Plan is a minor, or if the Administrator determines that any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated an incompetent, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his benefit without responsibility of the Administrator to see to the application of such payments. Payments made pursuant to such power shall operate as a complete discharge of the Nonqualified Plan, the Company and the Administrator.

10.7 No Guarantee of Employment. Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of the Company or any Participating Company as an executive or in any other capacity.

10.8 Nature of Benefits. Any benefits payable under this Nonqualified Plan shall not be deemed to be salary or other compensation to the employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company or any Participating Company for the benefit of its employees.

10.9 Plan Amendment and Termination. The Company expects this Plan to be permanent, but as future conditions cannot be foreseen it reserves the right to amend the Plan at any time, without prior notice to anyone. The Plan may be amended by a writing approved by the Company’s Board of Directors and signed on behalf of the Company by an officer of the Company duly authorized by the Board of Directors. The Plan may be amended in writing by the Plan Design Committee or other person(s) to the extent authority to amend the Plan has been delegated to the Plan Design Committee or such person(s) by the Board of Directors. Each amendment shall be effective on such date as the Company or its delegee may determine.

Each Participating Company retains the right to withdraw from this Nonqualified Plan, at any time, for any reason, with or without notice. Upon termination of the Nonqualified Plan, payments shall be made to Participants and their beneficiaries as they become due under the terms of the Nonqualified Plan, but no participant shall accrue any additional benefits after the effective date of the termination. In order to determine a Participant’s benefit, (i) following the effective date of termination of this Nonqualified Plan there shall be no increases in any Participant’s Nonqualified Plan Hypothetical Benefit or Pension Plan Hypothetical Benefit (or Hypothetical Death Benefit), and (ii) the Pension Percentage shall equal the percentage (not in excess of 100 percent) obtained by comparing the actual Pension Plan payment (as set forth in Section 4.l(b)(i)), including any accruals earned after the date of this Plan’s termination, to the Pension Plan Hypothetical Benefit, as modified by the preceding clause (i).

10.10 Change in Control.

(a) Upon a “Change in Control” of the Company, as defined in the Qwest Deferred Compensation Plan, the following provisions shall be applicable:

(i) Each Participant in this Nonqualified Plan may elect, no later than 30 days after the Change in Control, to receive (within 60 days after the Change in Control) a single lump sum payment equal to 94 % of the present value of his benefits under this Nonqualified Plan (as set forth in subsection (b)) as of the date of the Change in Control. A Participant making such election shall permanently forfeit the remaining six percent of the present value of his benefits under this Nonqualified Plan (as set forth in subsection (b)) as of the date of the Change in Control and the Company shall have no further liability to the Participant with respect to benefits accrued under this Nonqualified Plan for periods prior to the Change in Control.

(ii) Without the written consent of each affected Participant, this Nonqualified Plan may not be amended during the period commencing on the date of the Change in Control and ending three years thereafter in any way that would cause a Participant to receive lower benefits under this Nonqualified Plan than he would have received if such amendment had not been made.

(iii) The Company has established an irrevocable “rabbi trust” that may provide a source of funds to satisfy the Company’s liability under this Nonqualified Plan. Upon a Change in Control, the Company shall transfer to the trustee of such trust an amount equal to the present value of all benefits under this Nonqualified Plan as of the date of the Change in Control. The trustee shall be a bank or other entity that may be granted corporate trustee powers under applicable law. The Company shall have no obligation to pay any benefits under this Nonqualified Plan to the extent such benefits are paid from such trust.

(b) For purposes of this Section 10.10, the present value of the benefits under the Plan shall be determined as follows:

(i) In the case of a Participant or Beneficiary receiving benefits under this Plan, the present value of the remaining benefits payable in the future shall be calculated using the assumptions set forth in Section 5.2.

(ii) In the case of any other Participant, the present value shall be that lump sum payment which would be made under this Plan if the Participant terminated employment on the date of the Change in Control and elected a Commencement Date on the next day. For purposes of the preceding sentence, if the Participant’s Annuity Starting Date under the Pension Plan is more than 60 days after the date of the Change in Control, the Participant’s benefits under this Nonqualified Plan shall be calculated as if the Participant elected a single life annuity under the Pension Plan (if the Participant is not married on the Plan termination date) or a 50% joint and survivor annuity under the Pension Plan (if the Participant is married on the Plan termination date), in each case commencing at age 65 or the date of the Change in Control, whichever produces the lower Nonqualified Percentage, based on the Code section 415 limits in effect on the date of the Change in Control.

(c) Notwithstanding the foregoing, a Participant in this Nonqualified Plan who is not a Vested Participant under the Pension Plan at the time of the Change in Control shall be treated under this Nonqualified Plan (but not under the Pension Plan) as if he were a Vested Participant under both this Nonqualified Plan and the Pension Plan with respect to benefits accrued as of the Change in Control, with the result that the Participant shall receive:

(i) (A) if the Participant makes the election described in Section 10.10(a)(i), the amount provided under that Section to be paid within 60 days following the

Change in Control; or (B) if the Participant does not make such election and is still not a Vested Participant under the Pension Plan at the time of his Eligible Separation, a lump sum to be paid within 60 days following his Eligible Separation equal to the amount that would be payable under this Nonqualified Plan if the Participant were a Vested Participant under the Pension Plan, had an Eligible Separation on the date of the Change in Control, and elected payment under this Nonqualified Plan in the form of a lump sum (for this purpose, the Pension Percentage shall be calculated in accordance with the second sentence of Section 10.10(b)(ii)), plus interest on such amount at the rate set forth in Section 5.3(b) from the date which is 60 days after the date of the Change in Control to the date of payment; and

(ii) within 60 days following the end of the Plan Year in which his Eligible Separation occurs, an additional lump sum equal to the lump sum that would have been payable under the Pension Plan as if he were vested and incurred an Eligible Separation as of the date of the Change in Control, plus interest on such amount at the rate set forth in Section 5.3(b) from the date which is 60 days after the date of the Change in Control to the date of payment, provided that no payment shall be made pursuant to this clause (ii) if the Participant is a Vested Participant under the Pension Plan at the end of the year in which his Eligible Separation occurs.

If the Participant does not make the election described in Section 10.10(a)(i) and is a Vested Participant under the Pension Plan at the time of his Eligible Separation, the benefits otherwise payable under this Plan shall be paid; no special rules apply. This Section 10.10(c) shall not affect the determination of the Participant’s benefit under the Pension Plan.

(d) If benefits under this Plan are paid to a Participant either because the Participant makes the election described in Section 10.10(a)(i) or because the Participant receives benefits after an Eligible Separation pursuant to Section 10.10(c) (the amount of such benefits shall be the “First Payment”), and the Participant subsequently becomes entitled to additional benefits under this Nonqualified Plan (either because he continues to be employed or is later reemployed) (a “Second Payment”), the following rules shall apply:

(i) If the Participant elects to receive the Second Payment in the form of an immediate lump sum or installments, such lump sum benefit (or the initial account balance under Section 5.7(a), if Installments are elected) shall equal: (A) the amount of the lump sum benefit to which the Participant would have been entitled under this Plan had the First Payment not been made; reduced by (B) an amount equal to the sum of the First Payment and, if applicable, the amount forfeited under Section 10.10(a)(i) increased with interest on such sum at the rate set forth in Section 5.3(b) credited annually from the date of the First Payment to the date of the Second Payment. If the lump sum or Installments are deferred, such net amount shall be increased with interest in accordance with Section 5.3(b).

(ii) If the Participant elects to receive the Second Payment in a form other than a lump sum or Installments, the Participant’s monthly benefit shall equal the amount determined under the following formula:

C × (1 - B/A)

where: C is the amount of the monthly benefit to which the Participant would have been entitled under this Plan in the form elected by the Participant had the First Payment not been made; and A and B are defined in accordance with the preceding paragraph (i).

(iii) If the Participant received a payment pursuant to Section 10.10(c)(ii), then for purposes of the preceding paragraphs (i) and (ii), B shall equal the sum of the amount set forth in clause (B) of Section l0.l0(d)(i) plus the lump sum made pursuant to Section 10.10(c)(ii), increased with interest at the rate set forth in Section 5.3(b) credited annually from the date of such payment to the date of the Second Payment.

(e) Notwithstanding the foregoing, no benefits shall be paid pursuant to this Section 10.10 unless the Participant acknowledges that he will not be entitled to any cost-of-living adjustments provided under Code section 415 under the Pension Plan after the earlier of the Change in Control or the Participant’s Eligible Separation.

10.11 Gender and Number. Whenever used herein, words in any gender shall be deemed to include the other genders, and the singular shall be deemed to include the plural and vice versa, unless the context expressly indicates otherwise.

10.12 Governing Law. This Nonqualified Plan shall be construed and enforced in accordance the laws of the State of Colorado, except to the extent preempted by Federal law.

Dated: May 22, 2003

PLAN DESIGN COMMITTEE, QWEST COMMUNICATIONS INTERNATIONAL INC.

By:	/s/ Jill Sanford
Jill Sanford
Its:	Vice President – Compensation, Benefits and HRIS

AMENDMENT 2005-1

QWEST NONQUALIFIED PENSION PLAN

The Qwest Nonqualified Pension Plan (2001 Restatement) as amended and restated effective January 1, 2001 (the “Plan”), is hereby amended as set forth below:

General Statement of Purpose of Amendment. The purpose of this amendment is to take advantage of the transition rules provided in IRS Notice 2005-1 and the Proposed Regulations under Internal Revenue Code Section 409A issued on October 4, 2005, that permit the elimination of optional forms and time of payment under the Plan without violating the anti-acceleration prohibitions imposed by Section 409A.

1. Effective January 1, 2005, a new Section 3.7 is hereby added to the Plan, which provision is hereby amended in its entirety to read as follows:

3.7 Form and Time of Payment After December 31, 2004. Effective January 1, 2005, notwithstanding anything to the contrary herein provided under this Plan, including the provisions in this Article III and Articles IV through VII, no payment shall be made in a form other than a single lump sum, unless, the Commencement Date occurred prior to January 1, 2005. In the event the payment Commencement Date was prior to January 1, 2005 and payment was commenced in a form other than a single lump sum, such form of payment shall continue as provided prior to the effective date of this Section 3.7. Furthermore, notwithstanding anything to the contrary herein provided under this Plan, including the provisions in this Article III and Articles IV through VII, effective January 1, 2005, all payments shall commence as soon as practicable following termination of employment, retirement, death or disability. Notwithstanding the foregoing, if the Participant is a “key employee” as defined in Code Section 409A, the payment of any benefits under this Plan shall not be made until at least six months following the Participant’s separation from service within the meaning of Code Section 409A. At that time, all amounts, if any, that would have been paid during that six (6) months shall be paid to the Participant and thereafter all payments shall be made as if there had been no such delay.

2. Except as amended above, each and every provision of the Plan, as it previously may have been amended, shall remain in full force and effect without change or modification.

PLAN DESIGN COMMITTEE
QWEST COMMUNICATIONS INTERNATIONAL INC.

By:		By:
	Teresa Taylor		Felicity O’Herron

	Date: December , 2005		Date: December , 2005

By:
Erik P. Ammidown

Date: December , 2005

Original Document – 1 of 3

2

Amendment 2008-1

AMENDMENT FOR FINAL REGULATIONS UNDER CODE SECTION 409A

QWEST NONQUALIFIED PENSION PLAN

WHEREAS, Qwest Communications International Inc. (the “Company”) adopted the Qwest Nonqualified Pension Plan, effective on or about June 30, 2000, as amended and restated effective January 1, 2001, and as further amended effective January 1, 2005 (the “Plan”); and

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), applies to the Plan; and

WHEREAS, the Company wishes to amend the Plan in order to comply with final regulations issued under Code Section 409A; and

WHEREAS, Section 10.9 of the Plan permits the Plan Design Committee of the Company to amend the Plan.

NOW THEREFORE, the Plan is hereby amended as set forth below effective as of January 1, 2009:

1. Section 3.7, Form and Time of Payment After December 31, 2004, is hereby amended by adding the following sentence at the end of the paragraph:

Notwithstanding any provision of this Plan to the contrary, no payment shall be made upon a Participant’s termination of employment, retirement or disability unless such termination, retirement or disability results in or constitutes a separation from service within the meaning of Code Section 409A.

2. Section 8.1, Eligibility for Disability Benefit, shall be deleted in its entirety and the following shall be inserted in lieu thereof:

8.1 Eligibility for Disability Benefit. A Participant who was eligible to a disability benefit under Appendix J of the Pension Plan prior to July 1, 2003 and who separates from service (within the meaning of Code Section 409A) as a result of such disability shall be eligible to a disability pension under this Nonqualified Plan. Notwithstanding any provision of the Plan to the contrary, the disability pension payable under the Pension Plan and under this Nonqualified Plan shall be ignored for purposes of calculating the benefits and death benefits described in Articles III through VII of this Nonqualified Plan.

3. Section 8.3, Method of Payment, shall be deleted in its entirety and the following shall be inserted in lieu thereof:

8.3 Method of Payment. The disability payable hereunder shall be paid in a single lump sum as soon as practicable following the Participant’s separation from service as a result of disability.

1 of 2	Qwest Nonqualified Pension Plan Amendment 2008-1 November 11 , 2008 1 of 3 Originals

4. Section 10.10, Change in Control, shall be deleted in its entirety.

5. Except as amended above, each and every provision of the Plan, as it previously may have been amended, shall remain in full force and effect without change or modification.

6. Any inconsistent provision of the Plan shall be read to be consistent with this Plan Amendment and its purposes.

PLAN DESIGN COMMITTEE
QWEST COMMUNICATIONS INTERNATIONAL INC.

By:		By:
	FELICITY O’HERRON		ERIK P. AMMIDOWN
	Title: Vice President, Human Resources		Director, Employee Benefits, Health & Disability Benefits

By:
GERARD SMITH
Title:	Director, Employee Benefits, HRIS

Dated:	November 11, 2008

2 of 2	Qwest Nonqualified Pension Plan Amendment 2008-1 November 11 , 2008 1 of 3 Originals

AMENDMENT 2009-1

TO THE

QWEST NONQUALIFIED PENSION PLAN

The Qwest Nonqualified Pension Plan, as amended and restated effective January 1, 2001, and as it previously has been further amended (the “Plan”), is hereby amended as set forth below:

1.	The Preamble to the Plan is hereby amended by the addition of the following paragraph to the end thereof, which paragraph in its entirety shall read as follows, effective as of January 1, 2010:

Notwithstanding any Plan provision or individual agreement to the contrary, all future benefit accruals shall cease on January 1, 2010, no Employee currently participating in the Plan shall accrue any benefits under this Nonqualified Plan after December 31, 2009 and no individual newly employed after January 1, 2009, or reemployed after December 31, 2009 shall ever be eligible to participate in this Nonqualified Plan.

2.	Section 1.6 of the Plan, “Compensation,” is hereby amended by the addition of the following paragraph to the end thereof, which paragraph in its entirety shall read as follows, effective as of January 1, 2010:

Notwithstanding any Plan provision to the contrary, in no event shall any Compensation paid after December 31, 2009 be taken into account for any reason hereunder and shall not be used for purposes of determining any Participant’s benefit under this Nonqualified Plan.

3.	Section 1.11 of the Plan is hereby amended in its entirety to read as follows, effective as of January 1, 2010:

1.11 “Participant” shall mean an Employee of a Participating Company who has satisfied the applicable requirements of Section 2.1, provided such requirements were satisfied prior to January 1, 2010. Notwithstanding any Plan provision to the contrary, no Employee who is first employed after January 1, 2009, or reemployed by a Participating Company after December 31, 2009, or any other person, shall ever become a Participant.

4.	Section 2.1 of the Plan is hereby amended in its entirety to read as follows, effective as of January 1, 2010:

2.1 Eligibility to Participate. Each participant in the Pension Plan who, prior to January 1, 2010, is a Management Employee and (a) whose Compensation for a Plan Year exceeds the limit on includible compensation for benefit accrual purposes under Code section 401(a)(17), or (b) who is a participant in the Qwest Deferred Compensation Plan, or (c) prior to 2001 who received a Short Term Incentive Award with respect to a Plan Year, shall be eligible to participate in this Nonqualified Plan. In no event shall any person become eligible to participate in this Nonqualified Plan after December 31, 2009.

5.	Section 2.2 of the Plan is hereby amended in its entirety to read as follows, effective as of January 1, 2010:

2.2 Entitlement to Benefits. Notwithstanding the foregoing, a person who is eligible to participate pursuant to subsection (a) of Section 2.1 shall not be entitled to any benefits from this Plan unless, solely with respect to any time prior to January 1, 2010, such person’s benefits under the Pension Plan would be greater if the limit on includible compensation under section 401(a)(17) of the Code did not apply or Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. For purposes of the preceding sentence, the determination of whether the benefit under the Pension Plan would be greater shall be made by assuming that Code section 415 did not apply. If a person’s benefits under the Pension Plan are reduced solely by virtue of Code section 415, no benefits shall be payable from this Plan although the individual may be entitled to a benefit from the excess plan set forth in Section 5C.2 of the Pension Plan. If a Participant is entitled to a benefit under this Nonqualified Plan, no benefits shall be payable from the excess plan set forth in Section 5C.2 of the Pension Plan. No additional or future benefits shall accrue under this Nonqualified Plan after December 31, 2009 and no person shall be or become entitled to benefits under this Nonqualified Plan with respect to any period of employment after December 31, 2009.

6.	Any inconsistent provisions of the Plan shall be read consistent with this Amendment.

AMENDMENT 2009-1

QWEST NONQUALIFIED PENSION PLAN

November 2, 2009

2 of 3

7.	Except as amended above, each and every provision of the Plan, as it previously may have been amended, shall remain in full force and effect without change or modification.

IN WITNESS WHEREOF, this Amendment is hereby adopted on this 2nd day of November, 2009.

QWEST COMMUNICATIONS INTERNATIONAL INC.
PLAN DESIGN COMMITTEE

By:		By:
	Felicity O’Herron		Gerard Smith
Title:	Vice President, Human Resources	Title:	Director, Benefits/HRIS

By:		By:
	Robert Joga		Laurie L. Korneffel
Title:	Vice President, Labor & HR	Title:	Vice President, Legal

Execution copy 3 of 3

AMENDMENT 2009-1

QWEST NONQUALIFIED PENSION PLAN

November 2, 2009

3 of 3

AMENDMENT 2009-2

TO THE

QWEST NONQUALIFIED PENSION PLAN

The Qwest Nonqualified Pension Plan, as amended and restated effective January 1, 2001, and as it has been subsequently further amended (the “Plan”), is hereby amended as set forth below:

1. Plan Section 7.1, “Eligibility for Death Benefits,” is amended in its entirety effective as of March 1, 2010 to read as follows:

7.1 Eligibility for Death Benefits. Any Participant who is an active Management Employee on or after March 1, 2010 and who is eligible for a death benefit under Article VII, Section 7.1 or 7.2 of the Qwest Pension Plan shall be a Participant in the death benefit provisions of this Article VII but only with respect to the Wages of such Participant on February 28, 1993. Any individual who became a Participant in the Qwest Pension Plan on or after March 1, 1993 shall not be entitled to any death benefits under this Article VII. Notwithstanding any provision of the Plan to the contrary, there shall be no payment of a death benefit with respect to a death of a Participant who is or has retired from active employment with the Company and whose death occurs after February 28, 2010. Effective March 1, 2010, there shall be no payment of a death benefit from the Plan with respect to the death of any Participant who is not an active Management Employee at the time of death, including a Participant who has received a distribution of pension benefits from the Plan, is receiving a distribution of pension benefits from the Plan, has not retired but may be entitled to receive a future distribution of pension benefits from the Plan or has retired and is entitled to receive a future distribution of pension benefits from the Plan. Notwithstanding any provision of the Plan to the contrary, the death benefit payable under Article VII of the Qwest Pension Plan and this Article VII of this Nonqualified Plan shall be ignored for purposes of calculating the benefits described in Articles III through VI and Article VIII of this Nonqualified Plan.

2. Plan Subsections 7.2(c), (d) and (e), “Amount of Death Benefits,” are deleted in their entirety effective as of March 1, 2010.

3. Plan Section 7.3, “Method of Payment,” is amended in its entirety effective as of March 1, 2010 to read as follows:

7.3 Method of Payment. The death benefits payable under Section 7.2 shall be paid in a lump sum. The death benefit hereunder shall be payable to the beneficiaries who receive such death benefit pursuant to Sections 7.4 and 7.5 of the Qwest Pension Plan; such payment shall be made within 180 days after the date that the Participant’s death is reported to the Administrator.

4. Any inconsistent provisions of the Plan shall be read consistent with this Amendment.

December 15, 2009

1 of 3 originals

5. Except as amended above, each and every provision of the Plan, as it previously may have been amended, shall remain in full force and effect without change or modification.

IN WITNESS WHEREOF, this Amendment is hereby adopted on this 15th day of December, 2009.

QWEST COMMUNICATIONS INTERNATIONAL INC.
PLAN DESIGN COMMITTEE

By:		By:
	Felicity O’Herron		Gerard Smith
Title:	Vice President, Human Resources	Title:	Director, Benefits/HRIS

By:		By:
	Robert Joga		Laurie L. Korneffel
Title:	Vice President, Labor & HR	Title:	Vice President, Legal

AMENDMENT 2009-2

QWEST NONQUALIFIED PENSION PLAN

December 15, 2009

1 of 3 Originals